CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated June 1, 2009, on the financial statements of The Cook & Bynum Fund, as of May 26, 2009, and to all references to our firm included in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment to The Cook & Bynum Fund’s Registration Statement on Form N-1A.

/s/ Cohen Fund Audits Services

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
June 1, 2009